Hippo Reports Third Quarter 2026 Financial Results October 29, 2026 SAN JOSE, Calif. (PRNewswire) -- Hippo Holdings Inc. (NYSE: HIPO), a technology-native insurance platform reported net income of $9 million, or $0.33 per diluted share and adjusted net income of $20 million, or $0.74 per diluted share, for the quarter ended September 30, 2026. Third Quarter Highlights • Gross Written Premium of $498 million increased 60.1% over 3Q25 • Revenue of $156 million grew 29.4% over 3Q25 • Net income of $9 million compared to $98 million in 3Q25 • Adjusted net income of $20 million(1) increased 9.3% over 3Q25 • Combined Ratio improved 1 percentage point to 98.4% compared to 3Q25 • Net Loss Ratio of 56.7% compared to 47.6% in 3Q25 • CAT Loss Ratio of 6.5% compared to (0.3)% in 3Q25 • Expense Ratio of 41.7% improved from 52.0% in 3Q25 • Book Value per share of $17.62 up 3.8% from year-end 2025 (1) Non-GAAP financial measure; see "Reconciliation of Non-GAAP Metrics Financial Measures" below "Hippo had a strong quarter, delivering a 98% Combined Ratio, a one-point improvement over last year, despite a 7-point headwind from more normalized CAT losses compared to none in the prior-year quarter. This helped generate a 9% increase in Adjusted Net Income over Q3 of last year to $20 million. On the top line, Gross Written Premium of $498 million was higher by 60% compared the prior year quarter, with expansion across all four of our main lines of business, Homeowners, Renters, Commercial Multi-peril, and Casualty. Net Written Premium grew 26% over last year to $149 million," said Rick McCathron, Hippo President and CEO. He continued, “These results reflect the foundation we’ve built: underwriting discipline, a diversified portfolio, and a program platform built for long-term partnerships. Even as the market softens, we’ve been able to grow while improving profitability, and we’ll stay selective, writing more only where we believe the underwriting economics are attractive. That discipline supports our expectation of long-term profitable growth across the MGA and program space.” 1

Key Operating and Financial Metrics

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2026	2025	2026	2025
	($ in millions)			
Gross Written Premium	$ 498.1	$ 311.2	$ 1,312.7	$ 820.7
Net Written Premium	149.1	117.9	433.7	325.1
Net Retention	30 %	38 %	33 %	40 %
Total Revenue	$ 156.0	$ 120.6	$ 422.2	$ 348.2
Net Income (1)	8.8	98.1	26.0	51.7
Adjusted Net Income (1) (2)	20.0	18.3	58.2	0.2
Basic Earnings per Share (1)	0.33	3.90	0.99	2.04
Diluted Earnings per Share (1)	0.33	3.77	0.98	1.97
Diluted Adjusted Earnings per Share (1) (2)	0.74	0.70	2.19	0.01
Annualized adjusted return on equity (2)	17.1 %	19.4 %	17.1 %	0.1 %
Net Loss Ratio	56.7 %	47.6 %	52.1 %	65.6 %
Expense Ratio	41.7 %	52.0 %	45.8 %	52.7 %
Combined Ratio	98.4 %	99.6 %	97.9 %	118.3 %

	As of	
	September 30, 2026	December 31, 2025
Book Value Per Share (BVPS)	$17.62	$16.97
Tangible Book Value Per Share (TBVPS) (2)	$15.59	$14.76

(1) Attributable to Hippo

(2) Indicates non-GAAP financial measure; see "Reconciliation of Non GAAP Financial Measures to Their Most Directly Comparable GAAP Financial Measures"

Third Quarter Operating Summary

Net income of $9 million, or $0.33 per diluted share, compared to $98 million in Q3 of last year. The change was driven primarily by the $91 million net gain on sale of the home builder distribution network last year which more than off-set the improved operating performance.

Adjusted net income of $20 million, or $0.74 a diluted share, compared to $18 million in Q3 of last year. This quarter's results equate to a 17% annualized adjusted return on average stockholders' equity.

Gross written premium of $498 million for the quarter increased 60% year over year, up from $311 million in Q3 of last year. All lines of business delivered growth in the quarter, led by the continued expansion of Casualty and Commercial Multi-Peril (CMP) lines which were up 146% and 63% over last year, to $188 million and $108 million, respectively. The

2

overall growth strategy is focused on improving underwriting profitability and reducing volatility, including through greater portfolio diversification. The overall portfolio on a gross written premium continues to become more balanced across perils with Casualty at 38%, CMP at 22% and Homeowners 23%. Net written premium of $149 million increased by $31 million or 26% from Q3 of last year. Growth in net written premium lagged the growth in gross written premium as the fast growing lines, Casualty and CMP, also are the lines with the lowest retention levels. For the quarter, Homeowners' accounted for 50% of net written premium compared to 64% in the prior year quarter. The overall 30% net retention rate in the quarter was slightly lower than our full-year guidance of approximately mid-30s. Revenue in the quarter of $156 million increased 29% from $121 million in Q3 of last year. The increase was primarily driven by higher net earned premium up 29% to $128 million, and increases in net investment income, commission income and service and fee income. Net loss ratio of 56.7% compared to 47.6% in Q3 of last year. The change was driven by a more normalized level of CAT losses at 6.5% compared to no CAT losses in Q3 of last year, and the prior year period benefiting from 0.5% favorable prior year development. The net accident year loss ratio excluding CAT losses was 49.9% compared to 48.4% in Q3 of last year. Expense ratio of 41.7% improved 10 percentage points over the prior year period driven by continued improvement of operating leverage, and continued focus on expense discipline. Most significant in driving this increased operating leverage was Net Earned Premium growth of 29% compared to the expense base growth of 12%, which accounted for 9 percentage points of the improvement. Combined ratio of 98.4% improved 1 percentage point over the prior year period, as the expense ratio improvement more than off-set the more normalized CAT losses for the quarter. Total Hippo stockholders' equity of $469 million was up 8%, from $436 million at year- end 2025. Book value per share of $17.62, at September 30, 2026, was up 4% compared to $16.97 per share at year-end 2025. 3

Guidance Update

The following Guidance update is based on current expectations. The following statements are forward-looking and actual results could differ materially depending on market conditions and the factors set forth under "Cautionary Note Regarding Forward-Looking Statements" below.

	Prior 2026 FY Guidance	Updated 2026 FY Guidance
Gross Written Premium	$1.65 - $1.7B	$1.7 - $1.75B
Net Written Premium	$565 - $580M	$565 - $580M
Revenue	$580 - $585M	$585 - $590M
Combined Ratio	99% - 101%	97% - 98%
CAT Loss Ratio	10 %	8 %
Adjusted Net Income (Loss)(1)	$62 - $70M	$77 - $80M
Stock-based compensation + Depreciation and Amortization	$42M	$42M

(1) Indicates non-GAAP financial measure; see "Reconciliation of Non GAAP Financial Measures to Their Most Directly Comparable GAAP Financial Measures"

Third Quarter Earnings Conference Call and Webcast Information

Date: Thursday, October 29, 2026
Time: 8:00 a.m. Eastern Time / 5:00 a.m. Pacific Time
Dial In: +1 833-461-5787 / Global Dial-In Numbers
Access: 303199704
Webcast: https://events.q4inc.com/attendee/303199704

A replay of the webcast will be made available after the call in the investor relations section of the company's website at https://investors.hippo.com/

About Hippo

Hippo is a technology-native insurance group that uses its carrier platform to diversify risk across both personal and commercial lines. Through the Hippo Homeowners Insurance Program, the company applies deep industry expertise and advanced underwriting to deliver proactive, tailored coverage for homeowners. Hippo Holdings Inc. subsidiaries include Hippo Insurance Services, Spinnaker Insurance Company, Spinnaker Specialty Insurance Company, and Wingsail Insurance Company. Hippo Insurance Services is a licensed property casualty insurance agent with products underwritten by various affiliated and unaffiliated insurance companies. For more information, please visit http://www.hippo.com.

4

Consolidated Balance Sheet (in millions, unaudited) September 30, 2026 December 31, 2025 (unaudited) Assets Investments: Fixed maturities available-for-sale, at fair value (amortized cost: $450.7 million and $291.7 million, respectively) $ 436.3 $ 293.4 Short-term investments, at fair value (amortized cost: $62.8 million and $152.5 million, respectively) 62.8 152.5 Total investments 499.1 445.9 Cash and cash equivalents 311.8 218.3 Restricted cash 15.0 31.8 Accounts receivable, net of allowance of $0.3 million and $0.2 million, respectively 420.6 250.1 Reinsurance recoverable on paid and unpaid losses and LAE 547.5 346.6 Prepaid reinsurance premiums 554.2 353.7 Ceding commissions receivable 254.4 98.7 Capitalized internal use software 40.9 43.0 Intangible assets 13.1 13.8 Other assets 95.6 103.6 Total assets $ 2,752.2 $ 1,905.5 Liabilities and stockholders’ equity Liabilities: Loss and loss adjustment expense reserve $ 642.7 $ 420.4 Unearned premiums 867.9 579.7 Reinsurance premiums payable 590.4 304.4 Provision for commission 50.6 36.3 Surplus note 47.9 47.9 Accrued expenses and other liabilities 83.7 80.7 Total liabilities 2,283.2 1,469.4 Commitments and contingencies Stockholders’ equity: Common stock, $0.0001 par value per share; 80,000,000 shares authorized as of September 30, 2026 and December 31, 2025; 26,621,710 and 25,699,704 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively — — Additional paid-in capital 1,674.7 1,651.5 Accumulated other comprehensive (loss) income (14.5) 1.8 Accumulated deficit (1,191.2) (1,217.2) Total stockholders’ equity 469.0 436.1 Total liabilities and stockholders’ equity $ 2,752.2 $ 1,905.5 5

Consolidated Statement of Operations (in millions, unaudited) Three Months Ended September 30, Nine Months Ended September 30, 2026 2025 2026 2025 Revenue: Net earned premium $ 128.3 $ 99.7 $ 345.9 $ 281.0 Commission income, net 15.6 10.5 44.0 39.6 Service and fee income 4.1 3.1 11.0 8.8 Net investment income 8.0 7.3 21.3 18.8 Total revenue 156.0 120.6 422.2 348.2 Expenses: Losses and loss adjustment expenses 72.7 47.5 180.0 184.4 Insurance related expenses 39.3 32.9 112.9 95.9 Technology and development expenses 11.0 8.0 30.5 24.2 Sales and marketing expenses 5.9 8.0 18.5 26.1 General and administrative expenses 17.0 16.5 51.4 50.4 Impairment and restructuring charges — 3.8 — 5.0 Gain on sale of business — (95.0) — (95.0) Interest and other expense, net 1.2 0.8 1.8 0.7 Total expenses 147.1 22.5 395.1 291.7 Income before income taxes 8.9 98.1 27.1 56.5 Income tax expense (benefit) 0.1 — 1.1 (0.1) Net income 8.8 98.1 26.0 56.6 Net income attributable to noncontrolling interests, net of tax — — — 4.9 Net income attributable to Hippo $ 8.8 $ 98.1 $ 26.0 $ 51.7 Other comprehensive (loss) income: Change in net unrealized (loss) gain on investments, net of tax (12.5) 1.3 (16.3) 4.1 Comprehensive (loss) income attributable to Hippo $ (3.7) $ 99.4 $ 9.7 $ 55.8 Per share data: Net income attributable to Hippo Basic 0.33 3.90 0.99 2.04 Diluted 0.33 3.77 0.98 1.97 Weighted average common shares outstanding Basic 26,499,520 25,183,389 26,183,300 25,362,467 Diluted 27,030,298 26,025,069 26,628,602 26,186,034 6

Consolidated Statement of Cash Flow (in millions, unaudited) Nine Months Ended September 30, 2026 2025 Cash flows from operating activities: Net cash provided by operating activities $ 124.2 $ 6.0 Cash flows from investing activities: Capitalized internal use software costs (9.5) (9.7) Purchases of property and equipment (0.6) (0.1) Purchases of fixed maturities (228.5) (72.6) Maturities of fixed maturities 47.5 31.5 Sales of fixed maturities 22.4 1.2 Purchases of short-term investments (150.8) (227.0) Maturities of short-term investments 151.5 220.3 Sales of short-term investments 91.5 5.1 Proceeds from deferred consideration 25.0 — Proceeds from sale of business, net of cash disposed — 65.8 Net cash (used in) provided by investing activities (51.5) 14.5 Cash flows from financing activities: Proceeds from surplus note — 47.9 Taxes paid related to net share settlement of equity awards — (9.4) Proceeds from issuance of common stock 2.5 2.8 Share repurchases under program — (14.5) Distributions to noncontrolling interests — (6.4) Other 1.5 (1.5) Net cash provided by financing activities 4.0 18.9 Net increase in cash, cash equivalents, and restricted cash 76.7 39.4 Cash, cash equivalents, and restricted cash at the beginning of the period 250.1 232.8 Cash, cash equivalents, and restricted cash at the end of the period $ 326.8 $ 272.2 7

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO THEIR MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES (in millions, unaudited) Adjusted Net Income (Loss) Three Months Ended September 30, Nine Months Ended September 30, 2026 2025 2026 2025 Net income attributable to Hippo $ 8.8 $ 98.1 $ 26.0 $ 51.7 Adjustments: Depreciation and amortization 4.9 4.7 14.5 15.6 Stock-based compensation 6.3 7.0 19.4 22.6 Fair value adjustments — — — (0.2) Other items — (0.3) (1.8) 0.5 Impairment and restructuring — 3.8 — 5.0 Gain on sale of a business — (95.0) — (95.0) Realized losses on investments — — 0.1 — Tax impact of adjustments — — — — Adjusted net income $ 20.0 $ 18.3 $ 58.2 $ 0.2 Diluted Adjusted Earnings per Share Three Months Ended September 30, Nine Months Ended September 30, 2026 2025 2026 2025 Adjusted net income $ 20.0 $ 18.3 $ 58.2 $ 0.2 Weighted-average common shares outstanding, diluted 27,030,298 26,025,069 26,628,602 26,186,034 Diluted Adjusted Earnings per Share $ 0.74 $ 0.70 $ 2.19 $ 0.01 8

Annualized Adjusted Return on Equity Three Months Ended September 30, Nine Months Ended September 30, 2026 2025 2026 2025 Annualized Adjusted net income $ 80.0 $ 73.2 $ 77.6 $ 0.3 Average Hippo Stockholders' Equity 467.3 377.0 452.6 391.8 Annualized Adjusted Return on Equity 17.1% 19.4% 17.1% 0.1 % Tangible Book Value Per Share As of September 30, 2026 As of December 31, 2025 Hippo Stockholders' Equity $ 469.0 $ 436.1 Less: Intangible assets 13.1 13.8 Less: Capitalized Internal Use Software $ 40.9 $ 43.0 Tangible stockholders’ equity $ 415.0 $ 379.3 Shares outstanding 26,621,710 25,699,704 Tangible book value per share $ 15.59 $ 14.76 9

SUPPLEMENTAL FINANCIAL INFORMATION
(in millions, unaudited)

Net Loss, Expense, and Combined Ratio

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2026	2025	2026	2025
Net Earned Premium	$ 128.3	$ 99.7	$ 345.9	$ 281.0
Catastrophe losses	8.3	(0.3)	20.6	62.1
Non-catastrophe losses	64.4	47.8	159.4	122.3
Loss and loss adjustment expenses	$ 72.7	$ 47.5	$ 180.0	$ 184.4
Catastrophe losses ratio	6.5 %	(0.3) %	6.0 %	22.1 %
Non-catastrophe losses ratio	50.2 %	47.9 %	46.1 %	43.5 %
Net loss ratio	**56.7 %**	**47.6 %**	**52.1 %**	**65.6 %**
Insurance related expenses	$ 39.3	$ 32.9	$ 112.9	$ 95.9
Technology and development expenses	11.0	8.0	30.5	24.2
Sales and marketing expenses	5.9	8.0	18.5	26.1
General and administrative expenses	17.0	16.5	51.4	50.4
Less: commission income, net and service and fee income	(19.7)	(13.6)	(55.0)	(48.4)
Total net expenses	$ 53.5	$ 51.8	$ 158.3	$ 148.2
Expense Ratio	**41.7 %**	**52.0 %**	**45.8 %**	**52.7 %**
Combined Ratio	**98.4 %**	**99.6 %**	**97.9 %**	**118.3 %**
Prior accident year developments*				
Loss and loss adjustment expenses	0.4	(0.5)	(4.6)	(10.6)
Net loss ratio	0.3 %	(0.5) %	(1.3) %	(3.8) %
Net accident year loss ratio	56.4 %	48.1 %	53.4 %	69.4 %
Net accident year loss ratio x catastrophe losses	49.9 %	48.4 %	47.4 %	47.3 %

*Includes $2.6 million net benefit, or 1 percentage point for the nine months ended September 30, 2026, related to a reinsurance commutation.

Gross and Net Loss Ratio

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2026	2025	2026	2025
Gross Losses and LAE	$ 217.2	$ 100.6	$ 556.1	$ 400.2
Gross Earned Premium	371.2	253.0	1,024.5	714.3
Gross Loss Ratio	**58.5%**	**39.8%**	**54.3 %**	**56.0%**

10

Net Losses and LAE	$ 72.7	$ 47.5	$ 180.0	$ 184.4
Net Earned Premium	128.3	99.7	345.9	281.0
Net Loss Ratio	**56.7%**	**47.6%**	**52.1 %**	**65.6 %**

Underwriting Data

The Company has a single reportable segment and offers property & casualty insurance products. Gross written premiums (GWP), Net written premiums (NWP), and Net earned premiums (NEP) by line of business are presented below:

Gross Written Premium (GWP) by State

	Three Months Ended September 30,				Nine Months Ended September 30,			
	2026		2025		2026		2025	
	Amount	% of GWP	Amount	% of GWP	Amount	% of GWP	Amount	% of GWP
State								
California	$ 101.7	20 %	$ 66.8	22 %	253.9	19 %	$ 163.2	20 %
New York	99.3	20 %	13.8	4 %	213.5	16 %	60.6	7 %
Texas	28.9	6 %	37.7	12 %	151.5	12 %	99.5	12 %
Florida	49.8	10 %	40.1	13 %	149.4	11 %	118.9	15 %
Illinois	15.1	3 %	9.1	3 %	44.5	3 %	24.0	3 %
Georgia	10.3	2 %	9.5	3 %	31.2	2 %	23.0	3 %
New Jersey	18.6	4 %	6.1	2 %	34.7	3 %	14.2	2 %
Colorado	10.4	2 %	5.9	2 %	26.1	2 %	16.8	2 %
Massachusetts	8.7	2 %	7.0	2 %	24.2	2 %	20.4	2 %
Pennsylvania	10.5	2 %	6.5	2 %	24.9	2 %	15.9	2 %
Other	144.8	29 %	108.7	35 %	358.8	28 %	264.2	32 %
Total	$ 498.1	100 %	$ 311.2	100 %	$ 1,312.7	100 %	$ 820.7	100 %

11

Gross Written Premium (GWP) by Line of Business Three Months Ended September 30, 2026 2025 Amount Amount Change % Change Line of Business Homeowners $ 112.2 $ 101.0 $ 11.2 11 % Renters 73.9 59.3 14.6 25 % Commercial Multi-Peril 107.8 66.0 41.8 63 % Casualty 187.6 76.3 111.3 146 % Other 16.6 8.6 8.0 93 % Total $ 498.1 $ 311.2 $ 186.9 60 % Nine Months Ended September 30, 2026 2025 Amount Amount Change % Change Line of Business Homeowners $ 306.2 $ 288.2 $ 18.0 6 % Renters 164.3 138.5 25.8 19 % Commercial Multi-Peril 341.2 200.0 141.2 71 % Casualty 467.7 175.5 292.2 166 % Other 33.3 18.5 14.8 80 % Total $ 1,312.7 $ 820.7 $ 492.0 60 % Net Written Premium (NWP) by Line of Business Three Months Ended September 30, 2026 2025 Amount Amount Change % Change Line of Business Homeowners $ 74.0 $ 75.7 $ (1.7) (2) % Renters 28.8 26.4 2.4 9 % Commercial Multi-Peril 20.4 13.6 6.8 50 % Casualty 19.7 3.7 16.0 NM Other 6.2 (1.5) 7.7 NM Total $ 149.1 $ 117.9 $ 31.2 26% 12

Nine Months Ended September 30, 2026 2025 Amount Amount Change % Change Line of Business Homeowners $ 210.9 $ 191.5 $ 19.4 10 % Renters 59.0 83.0 (24.0) (29) % Commercial Multi-Peril 88.8 52.0 36.8 71 % Casualty 67.6 6.4 61.2 NM Other 7.4 (7.8) 15.2 NM Total $ 433.7 $ 325.1 $ 108.6 33 % Net Earned Premium (NEP) by Line of Business Three Months Ended September 30, 2026 2025 Amount Amount Change % Change Line of Business Homeowners $ 66.1 $ 63.9 $ 2.2 3 % Renters 19.1 18.7 0.4 2 % Commercial Multi-Peril 25.9 13.8 12.1 88 % Casualty 15.9 3.2 12.7 397 % Other 1.3 0.1 1.2 NM Total $ 128.3 $ 99.7 $ 28.6 29 % Nine Months Ended September 30, 2026 2025 Amount Amount Change % Change Line of Business Homeowners $ 194.4 $ 187.7 $ 6.7 4 % Renters 54.1 54.0 0.1 — % Commercial Multi-Peril 65.6 32.4 33.2 102 % Casualty 29.8 4.5 25.3 562 % Other 2.0 2.4 (0.4) (17) % Total $ 345.9 $ 281.0 $ 64.9 23% 13

Information about Key Operating Metrics/Non-GAAP Financial Measures We define adjusted net income, a Non-GAAP financial measure, as net income excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook, net of tax impact. We calculate the tax impact only on adjustments which would be included in calculating our income tax expense using the estimated tax rate at which the company received a deduction for these adjustments. We use adjusted net income as an internal performance measure in the management of our operations because we believe it gives our management and financial statement users useful insight into our results of operations and our underlying business performance. Adjusted net income does not reflect the overall profitably of our business and should not be viewed as a substitute for net income calculated in accordance with GAAP. Other companies may define adjusted net income differently. We define diluted adjusted earnings (loss) per share, a Non-GAAP financial measure, as adjusted net income divided by the weighted-average common shares outstanding for the period, reflecting the dilution which could occur if equity-based awards are converted into common share equivalents as calculated using the treasury stock method. Diluted adjusted earnings (loss) per share should not be viewed as a substitute for diluted earnings (loss) per share calculated in accordance with GAAP. Other companies may define diluted adjusted earnings (loss) per share differently. We define annualized adjusted return on equity, a Non-GAAP financial measure, as adjusted net income (loss) expressed on an annualized basis as a percentage of average beginning and ending Hippo stockholders’ equity during the period. We use annualized adjusted return on equity as an internal performance measure in the management of our operations because we believe it gives our management and financial statement users useful insight into our results of operations and our underlying business performance. Annualized adjusted return on equity should not be viewed as a substitute for return on equity calculated in accordance with GAAP. Other companies may define annualized adjusted return on equity differently. We define tangible book value per share, a Non-GAAP financial measure, as total stockholders’ equity, less intangible assets and capitalized internal software, divided by the outstanding number of shares of our common stock at the end of the relevant period. Our definition of tangible book value per share may not be comparable to that of other companies, and it should not be viewed as a substitute for book value per share calculated in accordance with GAAP. We use tangible book value per share internally to evaluate changes from period to period in book value per share exclusive of changes in intangible assets. These Non-GAAP financial measures are in addition to, and not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP and 14 should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP. Reconciliations of these Non- GAAP financial measures to their most directly comparable GAAP counterpart is included above. We believe that these non-GAAP measures of financial results provide useful supplemental information to investors about Hippo. The Company is unable to provide a reconciliation of Adjusted Net Income (Loss) to Net Income (Loss), its most directly comparable GAAP financial measure, on a forward- looking basis without unreasonable effort, because items that impact this GAAP financial measure are not within the Company’s control and/or cannot be reasonably predicted. These items may include, but are not limited to, predicting forward-looking share-based compensation. Such information may have a significant, and potentially unpredictable, impact on the Company’s future financial results. Cautionary Note Regarding Forward-Looking Statements Certain statements included in this press release that are not historical facts are forward- looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended. All statements contained in this press release other than statements of historical fact, including, without limitation, statements regarding the financial position, business strategy, and the plans and objectives of management for Hippo Holdings Inc. (together with its subsidiaries, “Hippo,” the “Company,” “we,” “us” and “our”) for future operations, statements regarding our strategic relationships, and statements regarding future expansion of our program are forward-looking statements. These statements are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements generally are accompanied by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “might,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “seem,” “should,” “strive,” “will,” “would,” including the negative expressions of these words and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this press release include, for example, statements about: 15

• our future results of operations and financial condition, including estimates and forecasts of financial and operating results and performance metrics, and our ability to attain and maintain profitability; • our business strategy, including our cost reduction efforts, our diversified distribution strategy, the expected evolution of our business and premium mix across personal and commercial lines, and our plans to expand into new markets and new products; • our ability to grow our business and, if such growth occurs, to effectively manage such growth, including the growth and development of our distribution channels; • customer satisfaction and our ability to attract, retain, and expand our customer base; • our ability to maintain and enhance our brand and reputation, including the quality of our products and services; • our expectations about our book of business, including our ability to cross-sell and to attain greater value from each customer; • the effects of seasonal and cyclical trends on our results of operations; • our ability to compete effectively in the segments of the insurance industry in which we operate; • our ability to underwrite risks accurately and charge competitive yet profitable rates to our customers, and the sufficiency of the analytical models we use to assess and predict exposure to catastrophe losses; • our expectations regarding the effectiveness and adequacy of our reinsurance program, our ability to maintain reinsurance contracts and our near- and long-term strategies and expectations with respect to the availability, adequacy, coverage, limits, pricing, and cession of insurance risk; • our ability to utilize, develop, and protect our proprietary technology, digital platform, and intellectual property; • our development, deployment, and use of artificial intelligence and machine learning technologies, including the risk that competitors or other third parties may incorporate such technologies into their products more quickly or more successfully than we do; • our ability to leverage our data, technology, and geographic diversity to help manage risk; 16

• our ability to expand our product offerings or improve existing ones; • our ability to attract and retain personnel, including our officers and key employees; • potential harm caused by outages or interruptions in, or delays to, services provided by our third-party providers, including our data vendors; • potential harm caused by misappropriation of our data and compromises in cybersecurity, and our ability to receive, process, store, use, and share data in compliance with laws and regulations related to data privacy and data security; • potential harm caused by changes in internet search engines’ methodologies; • our denial of claims or our failure to accurately and timely pay claims; • the effects of severe weather events and other natural or man-made catastrophes, including the effects of climate change, global pandemics, and terrorism; • any overall decline in economic activity; • regulators’ identification of errors in the policy forms we use, the rates we charge, and our customer communications, including cancellations, non-renewals, and reinstatements, through market conduct exams, complaints, or other inquiries; • our ability to navigate extensive insurance industry regulations and the scrutiny of state insurance regulators, and the effects of existing or new legal or regulatory requirements on our business, including with respect to maintenance of risk-based capital and financial strength ratings, the insurance industry generally, and data privacy and cybersecurity, in the United States and internationally; • our expected use of cash on our balance sheet, our future capital needs, and our ability to raise additional capital; • fluctuations in our results of operations and operating metrics; • our expectations regarding the realizability of our deferred tax assets, including the timing and amount of any release of the valuation allowance against our net deferred tax assets and the related impact on our results of operations; and • our public securities’ liquidity and trading. These statements are based on the current expectations of Hippo’s management and are not predictions of actual performance. You should not rely upon forward-looking statements as predictions of future events. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions, and many actual events and 17 circumstances are beyond the control of Hippo. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, we cannot guarantee that the future results, levels of activity, performance, events, and circumstances reflected in the forward-looking statements will be achieved or occur at all. These forward-looking statements are subject to a number of risks, uncertainties, and other factors, including those described above and other risks set forth in the sections entitled “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, and in other documents that may be filed by the Company from time to time with the Securities and Exchange Commission (the “SEC”). Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Hippo does not presently know or that Hippo currently believes are immaterial that could also cause actual results, events, or circumstances to differ materially from those described in the forward-looking statements. These forward-looking statements are based on information available as of the date of this press release and reflect Hippo’s expectations, plans, forecasts, and views of future events as of that date. Accordingly, forward-looking statements should not be relied upon as representing Hippo’s views as of any subsequent date, and Hippo does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws. While Hippo may elect to update these forward-looking statements at some point in the future, Hippo specifically disclaims any obligation to do so. Accordingly, undue reliance should not be placed upon the forward-looking statements. Rounding Certain monetary amounts, percentages, and other figures included in this release have been subject to rounding adjustments. The sum of individual metrics may not always equal total amounts indicated due to rounding. Contacts Investors: 18

Charles Sebaski Investors@hippo.com Press: Courtney Klosterman press@hippo.com 19